UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2015

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480)840-8100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On April 1, 2015, Taylor Morrison Home Corporation issued a press release announcing that Taylor Morrison Communities, Inc. and Taylor Morrison Holdings II, Inc. had priced the previously announced unregistered offering of $350.0 million aggregate principal amount of their 5.875% Senior Notes due 2023 and issued a notice of conditional redemption for the entire outstanding principal amount of their 7.750% Senior Note due 2020. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any offer, solicitation or sale of any security, in any jurisdiction in which such offering, solicitation or sale would be unlawful.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 1, 2015

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated April 1, 2015.